CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Prime Acquisition Corp. on Form F-1 of our report dated December 1, 2010 on the financial statements of Prime Acquisition Corp. and to the reference to us under the heading “Experts” in the prospectus.

Sherman Oaks, California January 19, 2011